Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements of IGI, Inc. on Form S-8 (No. 2-90713), on Form S-8 and S-3 (No. 33-35047), on Form S-8 and S-3 (No. 33-43212), on Form S-3 (No. 33-47777), on Form S-3 (No.
33-54920),  on Form S-8 (No. 33-63700),  on Form S-8 (No. 33-65706), on Form S-8
(No. 33-58479), on Form S-8 (No. 33-65249), on Form S-3 (No. 333-27173), on Form
S-8  (No.  333-28183),  on  Form  S-8  (No.  333-65553)  and on  Form  S-8  (No.
333-67565), of our report dated March 31, 1999 on our audits of the consolidated financial statements and financial statement schedule of IGI, Inc. and subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 31, 1999


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